EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cytori Therapeutics, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-215365), Form S-3 (Nos. 333-153233, 333-159912, 333-192409, 333-200090, and 333-195846) and Form S-8 (Nos. 333-210211, 333-202858, 333-181764, 333-82074, and 333-122691) of Cytori Therapeutics, Inc. (the “Company”) of our report dated March 24, 2017, relating to the 2016 consolidated financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

March 24, 2017